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Exhibit 10.2

FORM OF FIRST AMENDMENT TO WARRANT TO PURCHASE STOCK

        THIS FIRST AMENDMENT TO WARRANT TO PURCHASE STOCK (this "Agreement") is dated as of April 28, 2003, by IMMUNICON CORPORATION, a Delaware corporation (the "Company"), in favor of SILICON VALLEY BANK ("Holder").

RECITALS

        A.    Holder has made available to the Company and Immunivest Corporation, a Delaware corporation (collectively, the "Borrowers") a committed equipment loan and an additional committed equipment loan (collectively, the "Loan") pursuant to a Loan and Security Agreement dated as of May 14, 1999 by and among the Borrowers and Holder (as thereafter amended from time to time, the "Loan Agreement"). In connection with the Loan the Company issued a Warrant to Purchase Stock dated [                        ] (the "Warrant") in favor of Holder initially exercisable for [            ] shares of the Company's Series [    ] Preferred Stock.

        B.    The Borrowers, IMMC Holdings, Inc., a Delaware corporation ("IMMC") and Immunicon Europe, Inc., a Delaware corporation ("Immunicon Europe") have requested that Holder provide a supplemental committed equipment line of credit under that certain Loan and Security Agreement dated April 30, 2002 among the Borrowers, IMMC, Immunicon Europe and Holder, and Holder has agreed to the foregoing on the condition, among others, that this Agreement be executed and delivered by the Company to Holder.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

          1.    Definitions.    All capitalized terms used but not otherwise defined in this Agreement shall have the meanings set forth in the Warrant.

          2.    Expiration of Warrant.    The Company hereby agrees that the Expiration Date of the Warrant shall be extended to April 27, 2010.

          3.    Registration Rights.    Section 3.4 of the Warrant is hereby amended and restated in its entirety as follows:

            3.4    Registration Under Securities Act of 1933, as amended.    The Company agrees that the Shares or, if the Shares are convertible into common stock of the Company, such common stock, shall be subject to the registration rights set forth in that certain Registration Rights Agreement by and between the Company and the Holder dated [                        ].

          4.    Continuing Validity.    The Company understands and agrees that in modifying the Warrant, Holder is relying upon the Company's representations, warranties, and agreements, as set forth in the Warrant. Except as expressly modified pursuant to this Agreement, the terms of the Warrant remain unchanged and in full force and effect. Holder's agreement to modifications to the existing Warrant pursuant to this Agreement in no way shall obligate Holder to make any future modifications to the Warrant.

          5.    Counterparts.    This Agreement may be executed in any number of separate counterparts, each of which shall, collectively, constitute one agreement.

[SIGNATURES ON FOLLOWING PAGE]

        IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

IMMUNICON CORPORATION
By:	/s/ Name: Title:
SILICON VALLEY BANK
By:	/s/ Name: Title:

2

Schedule for First Amendment to Warrant

Name of Holder	Amendment Date	Amendment to Warrant Dated
Silicon Valley Bank	April 2003	May 1999
Silicon Valley Bank	April 2003	January 2000
Silicon Valley Bank	April 2003	December 2000
Silicon Valley Bank	April 2003	April 2003
Silicon Valley Bank	April 2003	April 2002

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  Exhibit 10.2
FORM OF FIRST AMENDMENT TO WARRANT TO PURCHASE STOCK
RECITALS
Schedule for First Amendment to Warrant